Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of ODNB Financial Corporation of our report dated July 30, 2026, relating to the consolidated financial statements of ODNB Financial Corporation and subsidiary as of December 31, 2025 and 2024 and for the years then ended.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina

July 31, 2026